

                                                                       EXHIBIT 1



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                           PLEDGE OF SHARES AGREEMENT


                                 by and between


                                STT CROSSING LTD


                                       and


                          UNITED OVERSEAS BANK LIMITED










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                       MILBANK, TWEED, HADLEY & McCLOY LLP


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                                TABLE OF CONTENTS


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Section                                                                                                        Page
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Section 1.  Definitions..........................................................................................1


Section 2.  Representations and Warranties.......................................................................3


Section 3.  Collateral...........................................................................................6


Section 4.    Further Assurances; Remedies.......................................................................7

        4.01  Delivery and Other Perfection......................................................................7

        4.02  Other Financing Statements and Security............................................................8

        4.03  Preservation of Rights.............................................................................8

        4.04  Certificated Securities............................................................................8

        4.05  Payment Event, Etc.................................................................................8

        4.06  Deficiency........................................................................................10

        4.07  Removals, Etc.....................................................................................10

        4.08  Private Sale......................................................................................10

        4.09  Application of Proceeds...........................................................................10

        4.10  Attorney-in-Fact..................................................................................11

        4.11  Termination; Release..............................................................................11


Section 5.    Miscellaneous.....................................................................................12

        5.01  No Waiver.........................................................................................12

        5.02  Notices...........................................................................................12

        5.03  Expenses; Indemnification.........................................................................12

        5.04  Amendments, Etc...................................................................................13

        5.05  Successors and Assigns............................................................................13

        5.06  Captions..........................................................................................13

        5.07  Counterparts......................................................................................13

        5.08  Governing Law; Jurisdiction; Consent to Service of Process........................................13

        5.09  No Immunity.......................................................................................14

        5.10  Agents and Attorneys-in-Fact; Affiliates..........................................................15

        5.11  Disclosure of Information.........................................................................15

        5.12  Severability......................................................................................16


Annex 1  Pledged Securities.....................................................................................18


Annex 2  List of Locations......................................................................................19



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                  PLEDGE OF SHARES AGREEMENT dated as of December 18, 2004, by and between STT Crossing Ltd, a corporation duly organized and validly existing under the laws of Mauritius (the "Pledgor") and United Overseas Bank Limited (together with its successors and assigns, the "Lender").

                  WHEREAS, STT Communications Ltd (the "Borrower") and the Lender have entered into a Facility Agreement dated as of December 18, 2004 (as amended from time to time, the "Facility Agreement"), whereby the Lender has agreed to make available to the Borrower a credit facility of US$100,000,000 upon the terms and conditions therein contained;

                  WHEREAS, it is a condition to the Lender's obligation to grant the Facility under the Facility Agreement that the Pledgor, as a wholly-owned subsidiary of the Borrower, pledges certain of its shares of Global Crossing Limited, a corporation organized under the laws of Bermuda (together with its successors and assigns, the "Issuer"), as security for the amounts owing by the Borrower under the Facility Agreement;

                  WHEREAS, in furtherance of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined in Section 3(a) hereof) as security for the Secured Obligations (as defined in Section 1 hereof);

                  NOW, THEREFORE, the parties hereto agree as follows:

                  Section 1.  Definitions.

                  (a) Terms defined in the Facility Agreement, and not defined herein, shall have the respective meanings given to such terms in the Facility Agreement. The term "Proceeds" shall have the meaning ascribed thereto in
Article 9 of the UCC and the term "Security Certificates" shall have the meaning ascribed thereto in Article 8 of the UCC.

                  (b)  In addition, as used herein:

                  "Collateral" shall have the meaning given to such term in
         Section 3(a) hereof.

                  "Final Discharge Date" shall mean the date on which all the Secured Obligations have been fully and irrevocably paid or discharged and no further Secured Obligations are capable of becoming outstanding.

                  "Finance Document" shall have the meaning given to such term in Clause 1.1 of the Facility Agreement.

                  "Global Crossing Exercise Shares" shall mean the Stock Collateral that Singapore Technologies Telemedia Pte Ltd shall be required to purchase pursuant to an exercise of the Put Option.

                           PLEDGE OF SHARES AGREEMENT

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                                       -2-

                  "Governmental Authority" shall mean any nation or government, international or multi-national authority or government, or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case, that exercises jurisdiction over the Pledgor or the Collateral.

                  "Loan" shall have the meaning given to such term in Clause 1.1 of the Facility Agreement.

                  "Payment Event" shall mean an Event of Default as described in Clause 21.1 of the Facility Agreement or any acceleration of maturity of the Loans by the Lender pursuant to Clause 21.16 of the Facility Agreement.

                  "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Pledged Securities" shall have the meaning given to such term in Section 3(a) hereof.

                  "Property" of any Person shall mean any property, assets or revenues of such Person or any interest therein.

                  "Purchase Price" shall have the meaning given to such term in the Put Option Agreement.

                  "Put Option" shall mean an option, exercisable at the Lender's sole option, to require Singapore Technologies Telemedia Pte Ltd to purchase all of the Stock Collateral in accordance with the terms of the Put Option Agreement.

                  "Put Option Agreement" shall mean the Put Option Agreement dated as of December 18, 2004 between the Lender and Singapore Technologies Telemedia Pte Ltd.

                  "Related Parties" shall mean, with respect to any specified Person, such Person's affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's affiliates.

                  "Secured Obligations" shall mean, collectively, (a) all moneys, debt and liabilities by the Borrower to the Lender under or in connection with any Finance Document, whether now existing or hereafter from time to time incurred or arising (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) and (b) all present and future obligations of the Pledgor to the Lender hereunder.

                  "Securities Act" shall mean the US Securities Act of 1933, as amended.

                           PLEDGE OF SHARES AGREEMENT

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                                      -3-



                  "Solvent" shall mean, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's Property would constitute an unreasonably small capital.

                  "Stock Collateral" shall have the meaning given to such term in Section 3(a)(ii) hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "US" shall mean the United States of America.

                  (c) The foregoing definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance (each a "law") refer to that law as amended from time to time and include any successor law, (iii) any reference herein to any person including the Lender shall be construed to include such person's successors and permitted assigns and transferees and (iv) the words "herein", "hereof", "hereto" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

                  Section 2. Representations and Warranties. The Pledgor represents and warrants to the Lender that as of the date hereof:

                  (a) Power and Authority. It (i) is a corporation duly organized and validly existing under the laws of Mauritius, (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except, in each case, as could not reasonably cause a Material Adverse Effect, (iv) has full power, authority and legal right to make and

                           PLEDGE OF SHARES AGREEMENT
perform this Agreement and to grant the security interest created hereunder, (v) is in material compliance with all applicable laws and regulations, and (vi) has good title to all the Collateral, free and clear of any Security except for the pledge and security interest created hereunder.

                  (b) Due Authorization, Etc. The making and performance by it of this Agreement and all other documents and instruments to be executed and delivered hereunder by the Pledgor have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the constitutive documents of the Pledgor, (ii) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as now in effect and applicable to it, or (iii) any agreement or instrument or material contractual restriction binding on or affecting the Pledgor or any of the Collateral, and do not and will not result in the imposition of any Security on the Collateral, except the Security created and arising under this Agreement.

                  (c) Governmental and Other Approvals. Except for (i) actions that have been taken and (ii) consents which have been received, no license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including without limitation any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by the Pledgor of this Agreement or for the legality, validity or enforceability thereof against the Pledgor, other than, (x) with respect to the foreclosure of the security interest in, or subsequent resale of, the Collateral, the registration and reporting requirements of the Securities Act and the US Securities and Exchange Act of 1934, as amended and any similar US state blue sky laws (including compliance with any restrictive legends relating thereto set forth on the Collateral) and the possible application of any telecom and/or antitrust laws or regulations in the United States or elsewhere and (y) with respect to continued ownership (but not with respect to the ability to foreclose on the security interest granted hereunder) of the Collateral, the possible application of the US Exon-Florio Act, which may require a US person to be the beneficial owner of the Collateral. No filing, registration or other action is required to be accomplished under Mauritius law in order to cause the security interest created by this Agreement in the Collateral to be a valid first and prior perfected security interest therein.

                  (d) Legal Effect. This Agreement has been duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  (e) Commercial Activity; Absence of Immunity. It is subject to civil and commercial law with respect to its obligations under this Agreement, and the making and performance of this Agreement by the Pledgor constitute private and commercial acts rather than public or governmental acts. The Pledgor is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, set-off or proceeding, or the service of process in connection therewith, arising under this Agreement.

                           PLEDGE OF SHARES AGREEMENT

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                                      -5-



                  (f) Taxes. There is no income, stamp or other tax, levy, assessment, impost, deduction or charge of any kind imposed by Mauritius (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction or charge) either (i) on or by virtue of the execution or delivery of this Agreement or (ii) on any payment to be made by the Pledgor pursuant to this Agreement.

                  (g) Legal Form. This Agreement is in proper legal form under the laws of Mauritius for the enforcement thereof against the Pledgor under such law, and if this Agreement were stated to be governed by such law, it would constitute a legal, valid and binding obligation of the Pledgor under such law, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. All formalities required in Mauritius for the validity and enforceability of this Agreement have been accomplished, and no taxes are required to be paid and no notarization is required, for the validity and enforceability thereof.

                  (h) Collateral. (i) It is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and (ii) the security interest created hereby constitutes a valid and perfected security interest in the Collateral, subject to no equal or prior Security.

                  (i) Changes in Circumstances. It has not (i) within the period of four months prior to the date hereof, changed the location of its chief executive office or the jurisdiction of its organization or had more than one place of business or (ii) changed its name.

                  (j) Pledged Securities.

                                    (i) The Pledged Securities evidenced by the
                  certificates identified in Annex 1 hereto are, and all other Pledged Securities in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Securities is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational documents of the Issuer, upon the transfer of such Pledged Securities.

                                    (ii) Annex 1 hereto correctly identifies, as
                  at the date hereof, the Issuer, the class and par value of the shares constituting the Pledged Securities and the number of shares (and registered owners thereof) represented by each such certificate, the principal amount and interest rate of the convertible notes constituting the Pledged Securities and the warrants constituting the Pledged Securities.

                  (k) Benefit to Pledgor. It acknowledges that it will derive substantial benefit from the Secured Obligations.

                           PLEDGE OF SHARES AGREEMENT

                  (l) Solvency. It is, and after giving effect to the making of the Loans and the use of proceeds thereof will be, Solvent.

                  Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations whether now existing or hereafter from time to time arising, the Pledgor hereby grants to the Lender a security interest in all of the Pledgor's right, title and interest in, to and under the following property, assets and revenues, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the "Collateral"):

                  (a) the shares of common and preferred stock of the Issuer represented by the certificates identified in Annex 1 hereto under the name of the Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Securities"), together with:


                                    (i) all shares, securities, moneys or
                  property representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options (collectively, the "Rights") issued to the holders of, or otherwise in respect of, the Pledged Securities (provided, that the Lender shall have the right, in its sole discretion, to decline that a security interest in any or all such Rights in whatever amount shall be granted hereunder, and if the Lender so declines the grant of any such security interest, it shall not effect any other rights whatsoever of the Lender hereunder including, without limitation, requiring a subsequent grant of a security interest in such Rights or opting to accept a grant of a security interest in any future Rights);

                                    (ii) without affecting the obligations of
                  the Pledgor under any provision prohibiting such action hereunder or under the Facility Agreement, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, all of the shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger received by the Pledgor in respect of the Pledged Securities (the Pledged Securities, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (i) above or this clause
                  (ii) and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers being herein collectively called the "Stock Collateral"); and

                  (b) all Proceeds, substitutions, additions to and replacements of and to any of the Collateral and, to the extent related to any of the foregoing, all books, correspondence, credit files, records, invoices and other paper (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Pledgor or any computer bureau or service company from time to time acting for the Pledgor). For the avoidance of doubt

                           PLEDGE OF SHARES AGREEMENT
and notwithstanding any provision to the contrary herein, in the event the Lender exercises its remedies hereunder, the Pledgor may retain copies of its books and records as required or reasonably advisable to comply with applicable law.

                  Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with the Lender as follows:

                  4.01 Delivery and Other Perfection. The Pledgor shall:

                  (a) deliver to the Lender any and all Security Certificates constituting part of the Collateral in which the Pledgor purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may reasonably request (including appropriate dividend, distribution and other orders and documents to that end) and the Lender (or its agent) shall hold such Security Certificates in New York City; provided that so long as no Payment Event shall have occurred and be continuing the Lender shall, promptly upon written request of the Pledgor, make appropriate arrangements for making any Security Certificates pledged by the Pledgor available to it for purposes of presentation, collection, renewal or exercising powers of ownership pertaining to the Stock Collateral including in connection with stock splits (any such arrangement to be effected, to the extent deemed appropriate by the Lender, against trust receipt or like document);

                  (b) if any of the shares, securities, moneys or property required to be pledged by the Pledgor under Section 3 hereof are received by the Pledgor, forthwith either (x) transfer and deliver to the Lender such shares, securities, moneys or property so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Lender, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Lender shall deem reasonably necessary or appropriate to duly record the Security created hereunder in such shares, securities, moneys or property in said Section 3;

                  (c) give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable (in the reasonable judgment of the Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including registration of this Agreement with the Registrar of Companies in Bermuda and, in the case of any exercise or enforcement of rights, causing any or all of the Stock Collateral to be transferred of record into the name of the Lender or its nominee (and the Lender agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Lender will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Stock Collateral); provided that nothing in this Agreement shall entitle the Lender or otherwise to cause the Pledgor to register any Collateral for public sale under applicable laws;

                  (d) keep full and accurate books and records relating to the Collateral;

                           PLEDGE OF SHARES AGREEMENT

                  (e) furnish to the Lender from time to time such other information as the Lender may reasonably request; and

                  (f) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral.

                  4.02 Other Financing Statements and Security. Without the prior written consent of the Lender, the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole secured party.

                  4.03 Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  4.04  Certificated Securities.

                  (a) So long as no Payment Event shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement or the Facility Agreement, provided that the Pledgor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement or the Facility Agreement; and the Lender shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a).

                  (b) The Pledgor shall procure that all dividends, interest or any other amounts on the Pledged Securities in the form of cash shall be paid to the Dividend Account and shall be otherwise used in accordance with the STT Crossing Charge over Accounts.

                  4.05 Payment Event, Etc. Upon the occurrence and during the continuance of a Payment Event:

                  (a) the Lender may make any compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (b) the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the

                           PLEDGE OF SHARES AGREEMENT
jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                  (c) the Lender in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money and property and all other general intangibles whatsoever, at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;


                  (d) the Lender in its discretion, may sell the Pledged Securities pursuant to the STT Put Option; and

                  (e) the Lender may, upon 10 Business Days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender chooses, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.05 shall be applied in accordance with Section 4.09 hereof.

                  The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of

                           PLEDGE OF SHARES AGREEMENT
any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  The Pledgor also hereby agrees with and acknowledges to the Lender that:

                  (a) in exercising the Lender's rights under the Put Option, the Purchase Price for each Global Crossing Exercise Share shall be the Purchase Price and the Lender shall not have any duty or obligation whatsoever to obtain any other price for such Global Crossing Exercise Share; and

                  (b) in exercising the Put Option in respect of any Global Crossing Exercise Shares, the Lender shall have and be entitled to the same rights as if it were the ultimate beneficial owner of such Global Crossing Exercise Shares.

                  4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Borrower and the Pledgor shall remain liable for any deficiency.

                  4.07 Removals, Etc. Without at least 30 days' prior written notice to the Lender, the Pledgor shall not change the jurisdiction of its organization or its name from the name shown on the signature pages hereto. Annex 2 hereto correctly specifies (i) the location of the place of business of the Pledgor and (ii) the jurisdiction of organization of the Pledgor during the period of four months ending on the date hereof.

                  4.08 Private Sale. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

                  4.09 Application of Proceeds. Except as otherwise expressly provided herein and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Lender under this Section 4, shall be applied by the Lender:

                  first, in or towards payment of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Lender (or any adviser, receiver, delegate, attorney or agent) and the remuneration of the Lender (or any adviser, receiver, delegate, attorney or agent) in connection with carrying out its duties or exercising powers or discretions under the Finance Documents or this Agreement;

                           PLEDGE OF SHARES AGREEMENT
                  second, in or towards payment to the Lender without any preference or priority whatsoever of the balance of the Secured Obligations; and

                  third, after the Final Discharge Date, in payment of the surplus (if any) to the Pledgor or other person entitled thereto;

provided that any and all payments by or on account of any obligation of the Pledgor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority; provided further that if the Pledgor shall be required to deduct any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Pledgor shall make such deductions and (iii) the Pledgor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender while no Payment Event has occurred and is continuing, upon the occurrence and during the continuance of any Payment Event the Lender is hereby appointed the attorney-in-fact of the Pledgor, with full authority in the place and stead of the Pledgor, and in the name of the Pledgor or otherwise, and at the Pledgor's expense, for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 4 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  4.11 Termination; Release. When all Secured Obligations shall have been finally paid in full whether pursuant to exercise of the Put Option or otherwise and the Commitments of the Lender under the Facility Agreement shall have expired or been terminated, this Agreement shall terminate, and the Lender shall, upon written request, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Lender shall also, upon written request, execute and deliver to the Pledgor upon such termination such UCC termination statements, as shall be reasonably requested in writing by the Pledgor to effect the termination and release of the Security on the Collateral.

                           PLEDGE OF SHARES AGREEMENT

                  Section 5.  Miscellaneous.

                  5.01 No Waiver. No failure on the part of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and faxed or otherwise delivered to the intended recipient at its address and/or facsimile numbers specified pursuant to Clause 27 of the Facility Agreement and shall be deemed to have been given at the times specified in said Clause.

                  5.03  Expenses; Indemnification.

                  (a) The Pledgor agrees to reimburse the Lender for all of its costs and expenses (including the fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Lender of any obligations of the Pledgor in respect of the Collateral that the Pledgor has failed or refused to perform,
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

                  (b) The Pledgor agrees to indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                           PLEDGE OF SHARES AGREEMENT

                  (c) To the extent permitted by applicable law, the Pledgor shall not assert, and the Pledgor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement.

                  (d) All amounts due under this Section 5.03 shall be payable promptly after written demand therefor.

                  (e) All indemnified amounts recoverable by an Indemnitee under this Section 5.03 shall be net of recoveries, contributions, indemnification or other similar payments from third Persons to the extent actually received in cash by such Indemnitee (including but not limited to any insurance proceeds). Any such amounts received in cash by an Indemnitee with respect to any indemnity claim after it has received an indemnity payment hereunder shall be promptly paid over to the Pledgor; provided that the Indemnitee shall not be obligated to pay over any such amount in excess of the amount paid by the Pledgor to the Indemnitee.

                  5.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Lender (in accordance with the terms of the Facility Agreement). Any such amendment or waiver shall be binding upon the Lender and the Pledgor.

                  5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor and the Lender (provided however that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Lender and provided further that the Lender may only assign or transfer its rights hereunder in accordance with the Facility Agreement).

                  5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

                  5.08  Governing Law; Jurisdiction; Consent to Service of
Process.

                  (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of

                           PLEDGE OF SHARES AGREEMENT

New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or its properties in the courts of any jurisdiction.

                  (c) The Pledgor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011 (the "Process Agent"), and the Pledgor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Pledgor shall not impair or affect the validity of such service or of any judgment based thereon. The Pledgor hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Such appointment shall be irrevocable as long as this Agreement has not been terminated in accordance with Section 4.12(a) hereof, except that if for any reason the Process Agent appointed hereby ceases to act as such, the Pledgor will, by an instrument reasonably satisfactory to the Lender, appoint another Person in the Borough of Manhattan, New York as such Process Agent subject to the approval of the Lender (not to be unreasonably withheld). The Pledgor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section 5.08(c) in full force and effect and to cause the Process Agent to act as such.

                  (d) Nothing herein shall in any way be deemed to limit the ability of the Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Pledgor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (e) The Pledgor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York or in the United States District Court of the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  5.09 No Immunity. To the extent that the Pledgor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to

                           PLEDGE OF SHARES AGREEMENT
this Agreement, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Pledgor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                  5.10  Agents and Attorneys-in-Fact; Affiliates.

                  (a) The Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  (b) In order to enable to bring relevant expertise to bear on its engagement under this Agreement from among its global affiliates, the Pledgor agrees that the Lender may share information obtained from the Pledgor hereunder with its affiliates, and may perform the services contemplated hereby in conjunction with its affiliates, and that any affiliates performing services hereunder shall be entitled to the benefits and subject to the terms of this Agreement.

                  5.11  Disclosure of Information.

                  The Lender and any of its officers (as defined in the Banking Act, Chapter 19 of Singapore (the "Banking Act")) may disclose to:

                  (a) its head office, branches, Subsidiaries or Affiliates;

                  (a) any person to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

                  (b) any person with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Pledgor;

                  (c) any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

                  (d) any person who is a person, or who belongs to a class of persons, specified in the second column of Part II of the Third Schedule to the Banking Act:

                                    (i) for any one or more of the purposes set
                  out in the first column of items 1, 2, 3 and 4 of Part II of the Third Schedule to the Banking Act; or

                                    (ii) for any one or more of the purposes set
                  out in the first column of item 8 of Part II of the Third Schedule to the Banking Act, where such disclosure is in

                           PLEDGE OF SHARES AGREEMENT
                  connection with any one or more of the purposes set out in the first column of item 5 of Part II of the Third Schedule to the Banking Act, any customer information (as defined in the Banking Act), any other information about the Pledgor and this Agreement or any other information relating to or in connection with the Facility as the Lender (acting reasonably) shall consider appropriate for any such purposes as it thinks fit.

                  This Section 5.11 is not, and shall not be deemed to constitute, an express or implied agreement by the Lender with the Pledgor for a higher degree of confidentiality (unless otherwise agreed) than that described in Section 47 of the Banking Act and in the Third Schedule to the Banking Act.

                  5.12 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                           PLEDGE OF SHARES AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                          STT CROSSING LTD



                          By
                             ------------------------
                          Name:
                          Title:

                          Address for notices:       c/o STT Communications Ltd.
                                                     51 Cuppage Road #10-11/17
                                                     Starhub Centre
                                                     Singapore 229469

                          Fax No.:                   +65 6720 7277

                          Attention:                 General Counsel



                          UNITED OVERSEAS BANK LIMITED, as Lender



                          By
                             ------------------------
                          Name:
                          Title:

                          Address for notices:       1 Raffles Place
                                                     #10-00 OUB Centre
                                                     Singapore 048616

                          Fax No.:                   +65 6538 1982/6538 2449

                          Attention:                 Seah Siew Kee/Jeffrey Ling



                           PLEDGE OF SHARES AGREEMENT

                                                                         ANNEX 1

                               PLEDGED SECURITIES

                               [See Section 2(j)]





Issuer                             Certificate No.         Registered Owner        Number of Shares
------                             ---------------         ----------------        ----------------

Global Crossing Limited            GC 0001                 PLEDGOR                 1,320,000 common shares, par
                                                                                   value $0.01

Global Crossing Limited            GC 0002                 PLEDGOR                 1,320,000 common shares, par
                                                                                   value $0.01

Global Crossing Limited            GC 0003                 PLEDGOR                 1,320,000 common shares, par
                                                                                   value $0.01

Global Crossing Limited            GC 0004                 PLEDGOR                 1,320,000 common shares, par
                                                                                   value $0.01

Global Crossing Limited            GC 0005                 PLEDGOR                 1,320,000 common shares, par
                                                                                   value $0.01

Global Crossing Limited            GC #004                 PLEDGOR                 3,600,000 preferred shares, par
                                                                                   value $0.10, convertible into
                                                                                   approximately 3,600,000 common
                                                                                   shares

Global Crossing Limited            GC #006                 PLEDGOR                 1,400,000 preferred shares, par
                                                                                   value $0.10, convertible into
                                                                                   approximately 1,400,000 common
                                                                                   shares



                     ANNEX 1 TO PLEDGE OF SHARES AGREEMENT

                                                                         ANNEX 2

                                LIST OF LOCATIONS

                               [See Section 4.07.]

STT Crossing Ltd, a Mauritius company
c/o STT Communications Ltd.
51 Cuppage Road #10-11/17
Starhub Centre
Singapore 229469





                      ANNEX 2 TO PLEDGE OF SHARES AGREEMENT